EXHIBIT 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the Company's previously filed Registration Statements File Nos. 33-57634, 33-58290, 33-63628, 33-79160 and
333-28357.


ARTHUR ANDERSEN LLP

Chicago, Illinois
March 20, 2000